Exhibit 10.14

AGENCY AUTHORIZATION AGREEMENT

Ethanol Grain Processors, LLC (“Client”), in Obion, Tennessee, desires to engage the services of U.S. Energy Services, Inc. (“U.S. Energy”) to manage its energy supplies for its facilities.

Client and U.S. Energy agree on the following terms and conditions:

1.               APPOINTMENT OF U.S. ENERGY AS CLIENT’S AGENT – Client agrees to appoint U.S. Energy as its agent, for purposes of managing its energy supplies for its facilities referred to above.  U.S. Energy accepts its appointment as Client’s agent for these purposes.

2.               LIMITATIONS ON THE AUTHORITY OF U.S. ENERGY – U.S. Energy has the authority to deal with third parties on behalf of Client, in connection with energy-related matters, in its capacity as Client’s agent.

3.               COMMUNICATION AND INFORMATION SHARING – U.S. Energy shall keep Client fully informed on a regular basis with regard to U.S. Energy’s activities as the manager of Client’s energy supplies.   At the request of Client, U.S. Energy shall immediately provide Client with any and all or other information related to U.S. Energy’s activities as the manager of Client’s energy supplies.

4.               RELEASE OF ENERGY CONSUMPTION RECORDS AND BILLS – This Agency Agreement serves as authorization for the release of Client’s energy consumption records and bills from utilities, pipelines and suppliers to U.S. Energy.

5.               TERM – This Agreement shall begin upon execution of the Agreement.  Either party shall have the right to terminate this Agreement for any reason, with 30 days notice in writing, without recourse to the other party.  Client shall remain responsible for payment and performance associated with any and all transportation, supply, and storage transactions entered into by U.S. Energy and authorized by Client, prior to termination.

6.               SERVICES – U.S. Energy shall perform the following services for Client:

(a)                                  Solicit bids for, negotiate, execute and administer energy supply contracts.  Administration of said contracts shall include:

•                  Placing daily and monthly nominations

•                  Reviewing invoices for accuracy and approving for payment

•                  Providing timely notices

(b)                                 Negotiate, execute and administer interstate transportation contracts.  Administration of said contracts shall include:

•                  Providing daily and monthly nominations

•                  Receiving curtailment notifications

•                  Managing daily and monthly imbalances

•                  Requesting and negotiating pipeline taps

•                  Reviewing invoices for accuracy and approving for payment

•                  Providing timely notices

(c)                                  Negotiate, execute and administer LDC transportation contracts.   Administration of said contracts shall include:

•                  Providing daily and monthly nominations

•                  Receiving curtailment notifications

•                  Managing daily and monthly imbalances

•                  Reviewing invoices for accuracy and approving for payment

•                  Negotiating and resolving all discrepancies including imbalances

•                  Providing timely notices

(d)                                 Perform other related services requested by Client.

7.               CONFIDENTIALITY –

(a)                                Nondisclosure - U.S. Energy shall not divulge to any other person or party any information developed by U.S. Energy hereunder or revealed to U.S. Energy pursuant to this Agreement, unless such information is (a) already in U.S. Energy’s possession if such information is not known by U.S. Energy to be subject to another Confidentiality Agreement, or (b) is or becomes generally available to the public other than as a result of an unauthorized disclosure by U.S. Energy, its officers, employees, directors, agents or its advisors, or (c) becomes available to U.S. Energy on a non-confidential basis from a source which is not known to be prohibited from disclosing such information to U.S. Energy by legal, contractual or fiduciary obligation to the supplier, or (d) is required by U.S. Energy to be disclosed by court order, or (e) is permitted by Client.  All such information shall be and remain the property of Client unless such information is subject to another Confidentiality Agreement, and upon the termination of this Agreement, U.S. Energy shall return all such information upon Client’s request.

(b)                                 Protection of Information about Client - U.S. Energy agrees to inform its employees who work with Client of the requirements of this Section.  U.S. Energy also agrees to protect information about Client with the same degree of diligence that U.S. Energy uses to protect its own confidential information.

ENTIRE AGREEMENT – This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior Agreements and understanding pertaining hereto.

Agreed to and Accepted by:

Ethanol Grain Processors, LLC

By:	/s/ James K. Patterson

Name:	James K. Patterson
(Print)

Title:	Chief Executive Officer

Date:	November 29, 2005

U.S. Energy Services, Inc.

By:	/s/ Gail McMinn

Name:	Gail McMinn
(Print)

Title:	Vice President

Date:	11-30-05